UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 24, 2004

Teleglobe International Holdings Ltd

(Exact name of registrant as specified in its charter)

Bermuda	000-50780	98-0417192
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box HM 1154, 10 Queen Street, Hamilton, Bermuda	HM EX
(Address of principal executive offices)	(Zip Code)

(441) 296-4856

(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following conditions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or standard; Transfer of Listing.

On August 24, 2004, Teleglobe International Holdings Ltd (the “Company”) received a notice from the NASDAQ Listing Qualifications staff indicating that because the Company had failed to timely file its form 10-Q for the period ended June 30, 2004, it is not in compliance with the filing requirements for continued listing required by NASDAQ Marketplace Rule 4310(c)(14). As a result, the Company’s securities are potentially subject to delisting from the NASDAQ National Market commencing with the opening of business on September 2, 2004 unless an appeal is made to a NASDAQ Listings Qualifications Panel within seven days of the Company’s receipt of such notice. The Company plans to appeal the delisting notification and request a hearing by a NASDAQ Listing Qualifications Panel (the “Panel”), however, there can be no assurance that the Panel will grant the Company’s request for continued listing. The Company’s securities will remain listed pending the Panel’s determination in the appeals process.

ITEM 9.01.	Financial Statements and Exhibits

Attached as Exhibit 99.1 to this report is the Company’s press release dated August 26, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TELEGLOBE INTERNATIONAL HOLDINGS LTD

By:	/s/ Gerald Porter Strong
Name:	Gerald Porter Strong
Title:	Chief Executive Officer and President of Teleglobe International Holdings Ltd

Date: August 26, 2004

EXHIBIT INDEX

Exhibit 99.1	Press Release dated August 26, 2004